REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               (as revised by Amendment No. 1 to add delaying amendment)

Sand Creek Communications Company

          (Exact name of registrant as specified in its charter)

Michigan

      (State or other jurisdiction of incorporation or organization)

4813

         (Primary Standard Industrial Classification Code Number)

38-3249559

          (I.R.S. Employer Identification No.)

6525 Sand Creek Highway, P.O. Box 66, Sand Creek, Michigan 49279-0066
(517) 436-3130
        (Name, address, including ZIP Code, and telephone number, including area code, of registrant's principal executive officers)

Margie M. Gallatin, 6525 Sand Creek Highway, P.O. Box 66, Sand Creek, Michigan

      49279-0066, (517) 436-3130
                   (Name, address, including ZIP Code,
                and telephone number, of agent for service)

          Approximate date of commencement of proposed sale of the securities to the public: December 31, 1995.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliances with General Instruction G, check the following box. [ ]

                      Calculation of Registration Fee

Title of each       Amount to    Proposed         Proposed     Amount
class of            be           maximum          maximum      of
securities to       registered   offering         aggregate    registration
be registered                    price per        offering     fee
                                 unit             price
Common Stock        124,000      $19.44      $2,409,657        $830.92
The registration fee is calculated pursuant to 17 CFR Section 230.457(f)(2)

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.